Exhibit 99.1
Remark Holdings Successfully Achieves Compliance
with Nasdaq Listing Requirements

Las Vegas, NV - January 12, 2023 - Remark Holdings, Inc. (Nasdaq: MARK), a diversified global technology company with leading artificial intelligence powered computer vision solutions, today announced that it received a letter from The Nasdaq Stock Market LLC confirming that it has regained compliance with the $1.00 minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Accordingly, the Nasdaq Hearings Panel has determined that the Company's common stock will continue to be listed on the Nasdaq Stock Market and as a result, considers this matter now closed.

"We are pleased to once again regain compliance with the Nasdaq's listing requirements and are grateful for the patience and support of our investors while management and the board of directors worked diligently to achieve this end," said Kai-Shing Tao, Chairman and Chief Executive Officer of Remark Holdings Inc. "With this matter now resolved, we remain focused on continuing to grow our public security business domestically in the United States and internationally in the UK and Asia, by providing customer-centric solutions that solve security problems and concerns."
About Remark Holdings, Inc.
Remark Holdings, Inc. (Nasdaq: MARK) delivers an integrated suite of AI solutions that help organizations monitor, understand, and act on threats in real-time. Remark consists of an international team of sector-experienced professionals that have created award-winning video analytics. The company’s GDPR-compliant and CCPA-compliant solutions focus on market sectors including retail, federal and state governmental entities, public safety, hospitality, and transportation. Remark maintains its headquarters in Las Vegas, Nevada with an additional North American office in New York, New York and international offices in London, England and Chengdu, China.
Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment, and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in the future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events, or otherwise.

Company Contacts
Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000
(+65) 8715-8007